Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the "Agreement") is entered into as of the 28th day of August, 2011 as an amendment to the original Employment Agreement dated December 16, 2010 between Sam J Messina III ("Employee") and Minerco Resources, Inc., a Nevada Corporation, it’s affiliates, predecessors and subsidiaries (the "Company”).

WHEREAS, Employee and the Company desire to enter into this Amendment Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Employment Term (as defined below).  This agreement shall amend the Employment Agreement dated August 28, 2010 between Employee and Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Amendment Agreement hereby agree to Amend the sections as follows:

2.           Compensation.

As compensation and consideration for the Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

2.1           Fixed Annual Compensation. The Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate beginning on August 28, 2011 and continuing for the term of this agreement as follows:

2.1.1           150,000.00 per annum at such times and in such amounts as the Company may designate in accordance with the Company’s usual salary practices, but in no event less than twice monthly.

2.1.2           If annual revenues exceed $10,000,000.00, 300,000.00 per annum at such times and in such amounts as the Company may designate in accordance with the Company’s usual salary practices, but in no event less than twice monthly.

2.1.3           If annual revenues exceed $20,000,000.00, 450,000.00 per annum at such times and in such amounts as the Company may designate in accordance with the Company’s usual salary practices, but in no event less than twice monthly.

   2.2           Stock. The Company shall grant to Employee Seventy Million (70,000,000) shares of the Company’s common stock and Five Million (5,000,000) shares of its Class A Preferred Stock upon the effective date of this agreement.  The stock shall be fully paid, non-assessable and shall contain other customary rights and privileges, including piggy back registration rights.

2.2.1           If Employee voluntarily terminates his employment with the Company or if a petition for Chapter 7 Bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 12 months of the date of this agreement, all shares granted under this section shall be returned to the Company.

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2.2.2           If Employee voluntarily terminates his employment with the Company or if a petition for Chapter 7 Bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 24 months of the date of this agreement, Fifty-Six Million (56,000,000) shares of common stock and Four Million (4,000,000) shares of Class A Preferred granted under this section shall be returned to the Company.

2.2.3           If Employee voluntarily terminates his employment with the Company or if a petition for Chapter 7 Bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 36 months of the date of this agreement, Forty-Two Million (42,000,000) shares of common stock and Three Million (3,000,000) shares of Class A Preferred granted under this section shall be returned to the Company.

2.2.4           If Employee voluntarily terminates his employment with the Company or if a petition for Chapter 7 Bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 48 months of the date of this agreement, Twenty-Eight Million (28,000,000) shares of common stock and Two Million (2,000,000) shares of Class A Preferred granted under this section shall be returned to the Company.

6.5.           Termination in Case of Death. In case of Employee's death, any and all unvested stock or options granted to Employee under Section 2.2 of this Agreement shall vest in favor of Employee's estate as provided for in this Section(s) 6.51, 6.5.2, 6.5.3, and 6.5.4 herein. Company shall also continue any health benefits for family for one year.

6.5.1           If the Employee's death occurs within 12 months of the date of this agreement, Fourteen Million (14,000,000) shares of common stock and One Million (1,000,000) Shares of Class A Preferred granted under Section 2.2 shall immediately vest in favor of Employee's estate and Fifty-Six Million (56,000,000) shares of common stock and Four Million (4,000,000) shares of Class A Preferred shall be returned to the Company;

6.5.2           If the Employee's death occurs within 24 months of the date of this agreement, Twenty-Eight Million (28,000,000) shares of common stock and Two Million (2,000,000) shares of Class A Preferred granted under Section 2.2 shall immediately vest in favor of Employee's estate and Forty-Two Million (42,000,000) shares of common stock and Three Million (3,000,000) shares of Class A Preferred shall be returned to the Company;

6.5.3           If the Employee's death occurs within 36 months of the date of this agreement, Forty-Two Million (42,000,000) shares of common stock and Three Million (3,000,000) shares of Class A Preferred granted under Section 2.2 shall immediately vest in favor of Employee's estate and Twenty-Eight Million (28,000,000) shares of common stock and Two Million (2,000,000) shares of Class A Preferred shall be returned to the Company;

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6.5.4           If the Employee's death occurs within 48 months of the date of this agreement, Fifty-Six Million (56,000,000) shares of common stock and Four Million (4,000,000) shares of Class A Preferred granted under Section 2.2 shall immediately vest in favor of Employee's estate and Fourteen Million (14,000,000) shares of common stock and One Million (1,000,000) shares of Class A Preferred shall be returned to the Company;

6.5.5           Any unvested additional shares granted for past performance under Sections 2.3 and 3.3 shall immediately vest in favor of Employee’s estate.

The Company:

Minerco Resources, Inc.
22503 Katy Highway #18
Katy, TX 77450

Employee:

Sam J Messina III
9268 E. Dreyfus Place

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first above written.

Minerco Resources, Inc., a Nevada Corporation

By:
V. Scott Vanis, President, Director

Employee

By:
Sam J Messina III, an Individual

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